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                                   EXHIBIT 11
                      FIRST TENNESSEE NATIONAL CORPORATION
                           PRIMARY EARNINGS PER SHARE
                      AND FULLY DILUTED EARNINGS PER SHARE

                                                             Three Months Ended                   Six Months Ended
                                                                   June 30                             June 30
 Computation for Statements of Income:                        1994              1993             1994              1993
- - --------------------------------------------           -----------------------------      -----------------------------
 Per statements of income (Thousands):
      Net income                                       $    35,588       $    25,809      $    72,218       $    55,541
                                                       =============================      =============================

 Per statements of income:
      Weighted average shares outstanding               31,848,904        31,609,777       31,820,934        31,610,892
                                                       =============================      =============================

 Primary earnings per share (a):
      Net income                                       $      1.12       $      0.82      $      2.27       $      1.76
                                                       =============================      =============================

 Additional Primary computation
- - --------------------------------------------
 Adjustment to weighted average shares
      outstanding:
      Weighted average shares outstanding
        per primary computation above                   31,848,904        31,609,777       31,820,934        31,610,892
      Add dilutive effect of outstanding
        options (as determined by the
        application of the treasury stock
        method)                                            489,681           526,432          470,164           507,156
                                                       -----------------------------      -----------------------------
      Weighted average shares outstanding,
        as adjusted                                     32,338,585        32,136,209       32,291,098        32,118,048
                                                       =============================      =============================

 Primary earnings per share, as adjusted (b):
      Net income                                       $      1.10       $      0.80      $      2.24       $      1.73
                                                       =============================      =============================

 Additional Fully Diluted Computation
- - --------------------------------------------
 Adjustment to weighted average share
      outstanding:
      Weighted average shares outstanding
        per primary computation above                   32,338,585        32,136,209       32,291,098        32,118,048
      Additional dilutive effect of outstanding
        options (as determined by the application
        of the treasury stock method)                       50,238                 2           25,320            18,178
                                                       -----------------------------      -----------------------------
      Weighted average shares outstanding,
        as adjusted                                     32,388,823        32,136,211       32,316,418        32,136,226
                                                       =============================      =============================

 Fully diluted earnings per share, as adjusted (b):
      Net income                                       $      1.10       $      0.80      $      2.23       $      1.73
                                                       =============================      =============================

 (a)  These figures agree with the related amounts in the statements of income.
 (b) This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.